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                                                                 EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-46201 of Herbalife International, Inc. on Form S-3 of our report dated February 27, 1998, appearing in the Annual Report on Form 10-K of Herbalife International, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP


Los Angeles, CA
March 4, 1998